POWER OF ATTORNEY

By signing this power of attorney, I appoint each of Jill Simeone, Lynn Horwitz, Susan Waxenberg, Jennifer Card and Brittany Keen of Etsy, Inc. ("Etsy") and Nicole Brookshire, Brigitte Eichner, and Jill Simon of Cooley LLP, signing individually, as my attorney-in-fact, with full power of substitution, to:

1.	Prepare and execute for and on my behalf, in my capacity as an officer and/or director of Etsy , (i) Forms 3, 4 and 5 and any other forms required to be filed in accordance with Section 16(a) of the Securities Exchange Act of 1934 and
applicable rules (each, a "Section 16 Form") and (ii) a Form ID and any other documents or forms necessary or appropriate to obtain codes and passwords enabling the undersigned to file a Section 16 Form with the United States
Securities and Exchange Commission (the "SEC") (such forms, together with the
Section 16 Forms, the "Forms");
2.	take any action for and on my behalf that may be necessary or desirable to complete and execute any Forms and/or amendments to any Forms, and timely file such Forms and/or amendments with the SEC and any stock exchange or similar authority; and
3.	take any other action related to the Forms or amendments to the Forms that, in the opinion of the attorney-in-fact, may benefit me, be in my best interest or be legally required to be done by me.  Any documents executed by an attorney-in-fact on my behalf under this Power of Attorney will be in the form and will contain the terms and conditions that the attorney-in-fact may approve in his or her discretion.

By signing this power of attorney, I grant to each attorney-in-fact the power and authority to take any and every action required, necessary or proper to be done in the exercise of any of the rights and powers granted in this power of attorney, as fully as I might or could if I was acting personally, with full power of substitution. I confirm all actions that an attorney-in-fact, or his or her substitute, lawfully takes or causes to be taken by virtue of this power of attorney and the rights and powers granted in this power of attorney. I acknowledge that none of the attorneys-in-fact, in serving as my attorney-in-fact, at my request, is assuming, nor is Etsy assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. This power of attorney shall remain in full force and effect until I am no longer required to file any Forms, until the time at which I revoke it by a signed writing that I deliver to the applicable attorney-in-fact or, regarding any individual attorney-in-fact, until that attorney-in-fact is no longer an Etsy employee or employed by or a partner at Cooley LLP or another law firm representing Etsy, as applicable.

By: /s/ Margaret M. Smyth
Print Name: Margaret M. Smyth
Date: January 5, 2022